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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

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
                                                                                              State or
                                                                           Percent      Other Jurisdiction
Parent Company                                 Subsidiary                   Owned        of Incorporation
--------------                                 ----------                   -----        ----------------

WSFS Financial Corporation       Wilmington Savings Fund Society,           100%             United States
                                    Federal Savings Bank
                                 WSFS Capital Trust I                       100%             Delaware

Wilmington Savings Fund          Star States Development Company            100%             Delaware
 Society, Federal                838 Investment Group, Inc.                 100%             Delaware
 Savings Bank                    WSFS Credit Corporation                    100%             Delaware
                                 CustomerOne Financial Network, Inc.         43%             Delaware
                                 Wilmington National Finance, Inc.*          51%             Delaware



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* Formerly Community Credit Corporation (see "General Section" of Item 1. For
  further discussion).